EXHIBIT 10.48

COMMUNICATION INTELLIGENCE CORPORATION
275 Shoreline Drive, Suite 500
Redwood Shores, CA 94065

May 28, 2009

SG Phoenix LLC 110 East 59th Street, Suite 1901 New York, NY 10022

Re:           Salary Reduction Plan for Executive Officers of Communication Intelligence Corporation under Amendment No. 1 to Credit Agreement, dated May 28, 2009

Gentlemen,

Reference is made to that certain Amendment No. 1 to Credit Agreement, dated as of May 28, 2009, by and among Communication Intelligence Corporation (the “Company”), and Phoenix Venture Fund LLC (“Phoenix”), Michael Engmann (“Engmann”), the Additional Lenders (as that term is defined in Amendment No. 1 to Credit Agreement) and SG Phoenix LLC, as the Collateral Agent (“Amendment No. 1”) to the Credit Agreement dated as of June 5, 2008, by and among the Company, Phoenix, Engmann, Ronald Goodman and the Collateral Agent (together with Amendment No. 1, the “Agreement”).  Any capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to such terms in the Agreement.

Pursuant to Section 2.9 of the Agreement, the Company covenants and agrees to implement, commencing with the first pay period subsequent to the Additional Closing Date, the salary reduction plan for the Company’s executive officers proposed by the Company and as agreed to by the Company and the Collateral Agent as set forth on Exhibit A attached hereto, which, when taken together with the salary reduction plan for employees, provides for the achievement of at least a 13% aggregate reduction in salaries for the Company’s executive officers and employees.   The agreement set forth herein is a valid and binding obligation of the Company, enforceable in accordance with the terms hereof and is an additional provision of Section 2.9 of the Agreement as if the terms hereof were set forth fully in the Agreement.

           This side letter may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.  Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission shall be as effective as delivery of a manually executed counterpart hereof.

This letter shall be governed by, and construed in accordance with, the laws of the State of New York excluding that body of law relating to conflicts of law.

[Remainder of the Page Intentionally Left Blank]

EXHIBIT 10.48

Please indicate your agreement and acceptance of the terms and conditions of this letter agreement by executing this letter agreement in the designated space below and returning a signed copy.

Very truly yours,

Communication Intelligence Corporation

By:__________________________
      Name: Francis V. Dane
      Title:   Chief Financial Officer

AGREED AND ACCEPTED:

SG Phoenix LLC

By:
Name: Andrea Goren
Title: Member

[Signature page to Side Letter]

EXHIBIT 10.48

EXHIBIT A

SALARY REDUCTION PLAN

DEPT.	LAST NAME	FIRST NAME	CURRENT ANNUAL $	AFTER REDUCTION $	REDUCTION $	REDUCTION %
2	DiGregorio	Guido	285,000.00	200,000.00	85,000.00	30%
4	Davis	Russell	165,000.00	148,500.00	16,500.00	10%
2	Dane	Francis	160,000.00	136,000.00	24,000.00	15%
			610,000.00	484,500.00	125,500.00

-A -